Exhibit 99.1

COMPANY CONTACTS:
Diane Morefield
EVP & Chief Financial Officer
Strategic Hotels & Resorts
(312) 658-5740

Jonathan Stanner
Vice President, Capital Markets & Treasurer
Strategic Hotels & Resorts
(312) 658-5746

FOR IMMEDIATE RELEASE
FRIDAY, FEBRUARY 28, 2014

STRATEGIC HOTELS & RESORTS CLOSES ON THE SALE OF THE FOUR SEASONS PUNTA MITA RESORT

CHICAGO - February 28, 2014 - Strategic Hotels & Resorts, Inc. (NYSE: BEE) today announced that the Company has closed on the sale of the Four Seasons Punta Mita Resort and the adjacent La Solana land parcel for $200.0 million. The Company expects after tax proceeds to total approximately $180.0 million which it intends to use to retire its 8.50% Series A Preferred Stock and reduce indebtedness under its revolving credit facility.

About the Company
Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States and Europe. The Company currently has ownership interests in 17 properties with an aggregate of 8,099 rooms and 847,000 square feet of meeting space. For a list of current properties and for further information, please visit the Company's website at http://www.strategichotels.com.
This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the Company’s expected use of proceeds from the disposition of the Four Seasons Punta Mita Resort. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: a change in the proposed use of proceeds from the disposition of the Four Seasons Punta Mita Resort; the effects of economic conditions and disruptions in financial markets upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain, refinance or extend maturing debt; the Company’s ability to maintain compliance with covenants contained in its debt facilities; stagnation or further deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with its investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Germany, England or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain its status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITs; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.